23.1

May 1, 2013

To Whom It May Concern:

I consent to the incorporation by reference in this  Registration Statement on Form S-8  of my reports dated December 22, 2011 with respect to the consolidated financial statements of Bio Matrix Scientific Group, Inc. for the year ended September 30, 2011  included in its Annual Report (Form 10-K) for the year ended September 30 , 2012  filed with the Securities and Exchange Commission.

In addition, I consent to the reference to me under the heading “Interests of Named Experts and Counsel” in the Registration Statement.

Very Truly Yours,

/s/ John Kinross-Kennedy
John Kinross Kennedy
Certified Public Accountant

8